                            EXHIBIT 1.A.(8)(i)(ii)

                     AMENDMENT TO PARTICIPATION AGREEMENT
                                    BETWEEN
MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY AND PFL
                            LIFE INSURANCE COMPANY

                      ADDENDUM TO PARTICIPATION AGREEMENT
                      -----------------------------------


     Amendment to the Participation Agreement, dated as of November 24, 1997, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and PFL LIFE INSURANCE COMPANY (the "Agreement").

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A
                                  ----------

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                       ---------------------------------
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------


--------------------------------------------------------------------------------------------------------
  Name of Separate Account
   And Date Established by             Policies Funded by                  Portfolios Applicable
     Board of Directors                 Separate Account                        to Policies
     ------------------                 ----------------                        -----------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
PFL Retirement Builder         PFL Life Insurance Company Policy   MFS Emerging Growth Series
Variable Annuity Account       Form No. AV288-101-985-796          MFS Research Series
March 29, 1996                 (including successor forms,         MFS Total Return Series
                               addenda and endorsements - may      MFS Utilities Series
Legacy Builder Variable Life   vary by state) under marketing      MFS Foreign & Colonial Emerging
Separate Account               names:  "Retirement Income          Markets Equity Series*
November 20, 1998              Builder Variable Annuity",
                               "Portfolio Select Variable
                               Annuity"

                               PFL Life Insurance Company Policy
                               Form No.'s LV20 & JL20 under the
                               marketing name "Legacy Builder II"

                               PFL Life Insurance Company Policy
                               Form No. WL851 136 58 699 under
                               the marketing name "Legacy
                               Builder Plus"
--------------------------------------------------------------------------------------------------------

_____________________
* This Series is only available for investment by owners of Policies which were in existence on May 1, 1999

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date:  August 1, 1999


MFS VARIABLE INSURANCE TRUST           MASSACHUSETTS FINANCIAL
on behalf of the Portfolios             SERVICES COMPANY


By: /s/ James R. Bordewick, Jr.        By: /s/ Jeffrey L. Shames
   ----------------------------            -----------------------------
Name:  James R. Bordewick, Jr.         Name:  Jeffrey L. Shames
Title: Assistant Secretary             Title: Chairman & Chief Executive Officer


PFL LIFE INSURANCE COMPANY


By: /s/ William L. Busler
   ----------------------------
Name:  William L. Busler
Title: President